Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement Form S-8 (No. 333-173811)of Simpson Manufacturing Co., Inc. of our report dated June 27, 2025, relating to the financial statements and supplemental schedules of the Simpson Manufacturing Co., Inc. 401(k) Profit Sharing Plan which appears in this Form 11-K.

    /s/ArmaninoLLP
    Dallas, Texas

June 27, 2025